Exhibit 10.10

Letter of Agreement

Amergy Solar

1100 Cornwall Rd

Monmouth Junction, NJ 08852

Green Stream Holdings, Inc.

16620 Marquez Ave

Pacific Palisades, CA 90272

Dear Vinnie Cammarata,

This letter (the “Agreement”) summarizes my understanding of the agreement that we reached on October 29th, 2020 during our meeting. If this Agreement is acceptable to you, please sign below in the space designated for your signature.

1. Agreement

It is my understanding we have agreed to the following:

2. Term

The term of this Agreement (“Term”) will commence as of November 2, 2020 and will continue in effect until November 2, 2021, at which point it will terminate, unless the Term is extended or terminated earlier in a written document signed by both of us in the manner described in Paragraph 5 of this Agreement or as otherwise provided for in this Agreement

3. No Other Agreement

This Letter of Agreement contains the entire agreement between us. No part of this Letter of Agreement may be changed, modified, amended or supplemented except in a written document, signed by both of us which specifically states that the document is being signed for the purposes of modifying this Agreement. Each of us acknowledges and agrees that the other has not made any representations, warranties or agreement of any kind, except as is expressly described in this Agreement.

4. Projects

The following sites will be covered by this Agreement

A.	44 Victory Blvd, Staten Island, NY
B.	4290 Austin Blvd, Island Park, NY
C.	15-17 Sherwood Ave, Yonkers, NY
D.	11 Station Rd, Bellport NY

5. Scope of Work

Amergy Solar will provide the EPC work for the above stated projects including the NYSERDA and utility interconnection applications. Green Stream Holdings, Inc will use Renewable Energy Development for the solar designs and the local NY building and electrical permitting.

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6. Retainer Fee

Green Stream Holdings, Inc. will pay Amergy Solar five thousand dollars ($5,000) as a retainer to begin work on the above stated projects. As the work progresses their will be a separate solar agreement for each individual project that will be signed between Amergy Solar and Green Stream Holdings, Inc.

7. Governing Law

This Agreement shall be interpreted in accordance with the laws on New Jersey. In interpreting this contract, we each hereby acknowledge that we have mutually agreed to the terms of this Agreement and thus waive the protections of any law or statute which provides that in case of uncertainty not removed by the laws relating to the interpretation of the contracts, the language of a contract should be interpreted against the drafter of the contract. Further, we agree that in the event that any one or more of the provisions of this agreement shall be found invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired.

8. Remedy of the Parties

Except as otherwise specifically provided for in this Agreement, in the event one of us is in default or in breech of any of the material provisions of this Agreement and fails to cure the default or breech within ten (10) days after written notice of such default or breech by the other, the non-breeching party shall have the right to terminate this Agreement.

9. Assignment

This Agreement shall only be assignable or transferable by one of us upon the written approval of the other.

10. Relationship of the Parties

It is understood and agreed that this Agreement does not create a partnership, joint venture, or employment relationship of any kind between us; that each of us is acting as independent contractors with respect to each other; and that none of the employees of either of us will be deemed to be employees of the other for any purpose.

11. Termination

Either of us shall have the right, forthwith and without further notice, to terminate this Agreement by written notice to the other, upon the occurrence of any of the following events:

(A)	A breech or default of a provision of this Agreement.
(B)	A Force Majeure Event that continues for a period of thirty (30) days; or
(C)	The death or incapacity of either of us during the Term.

Customer has the right to cancel the agreement within 3 days of contract signing in writing to:

Amergy Solar Inc. 1100 Cornwall Rd. Ste 202 Monmouth Junction, NJ 08852

YOUR SIGNATURE BELOW INDICATES THAT YOU HAVE RECEIVED, THOROUGHLY READ AND UNDERSTOOD, AND AGREED TO ALL TERMS AND CONDITIONS IN THE EIGHT (3) PAGES OF THIS CONTRACT.

For and on Behalf of Amergy Solar

/s/ Frank DeCicco

Name: Frank DeCicco

Date: October 29, 2020

For and on Behalf of Green Stream Holdings, LLC

/s/ Madeleine Cammarata

Name: Madeleine Cammarata

Date: October 29, 2020